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                                                                    EXHIBIT 10.3

                                AGCO CORPORATION
            AMENDED AND RESTATED LONG-TERM INCENTIVE PLAN (LTIP III)

                                   SECTION I

                                    PURPOSE

     The AGCO Corporation Long-Term Incentive Plan (the "LTIP" or the "Plan") is intended to be the primary long-term incentive vehicle for senior management. While other managers and key employees are eligible to receive stock option grants, participants in the LTIP do not receive stock options. The Plan is designed to advance the interests of AGCO Corporation (the "Company") by encouraging senior management to seek ways to improve efficiencies, spend capital wisely, reduce debt and generate cash, all of which should combine to cause stock price appreciation. The Plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974 ("ERISA") nor is it qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code").

     The original Plan was adopted in 1993 and amended in 1997, with such adoption and amendment approved by the Company's stockholders.

     The Company's address is 4830 River Green Parkway, Duluth, Georgia 30136, and its telephone number is (770) 813-9200.

                                   SECTION II

                                 ADMINISTRATION

     a. The Plan is administered by the Compensation Committee of the Board of Directors of the Company (the "Committee") consisting of not less than three members of the Board of Directors. Each member of the Committee is selected annually by the Board of Directors. Any member of the Committee may be removed at any time, either with or without cause, and any vacancy on the Committee may at any time be filled, by resolution adopted by the Board of Directors. All members of the Committee are required to be "nonemployee directors" as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and "outside directors" within the meaning of Section 162(m)(4)(C)(i) of the Code. For additional information about the Committee, participants should contact the Company at the address and telephone number listed above.

     b. The Committee, in its sole discretion, selects the participants and determines: (i) when to grant a restricted stock award; and (ii) the base price and the amount of Common Stock subject to each restricted stock award. The Committee also has authority to construe and amend the Plan and all awards granted under it, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine (subject to Sections VI and VII) the terms and provisions of the awards granted under the Plan (which need not be identical) and to make all other determinations necessary or advisable for administering the Plan.

                                  SECTION III

                           SHARES SUBJECT TO THE PLAN

     a. Awards for a total of 6,000,000 shares of the Company's $.01 par value Common Stock (the "Common Stock") may be granted pursuant to the terms of the Plan. The Common Stock subject to the Plan may be unissued shares of Common Stock or shares of issued Common Stock held in the Company's treasury, or both. No individual may receive awards for over 1,000,000 shares of Common Stock over the life of the Plan.

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     b. The number of shares of the Company's Common Stock available under the
Plan, the maximum number of shares for which awards may be granted to any one individual and the number of shares of outstanding awards are subject to appropriate adjustment by the Committee in accordance with Section IX.

     c. If any award granted under the Plan expires or otherwise terminates for any reason without having been earned in full, the forfeited stock again becomes available for issuance under the Plan.

                                   SECTION IV

                      DURATION, AMENDMENT, AND TERMINATION

     a. Unless sooner terminated by the Board of Directors, the Plan will terminate on December 31, 2009. The termination or any amendment of the Plan may not impair or adversely affect, without the consent of the participants, the rights of holders of outstanding awards. The Boards of Directors may amend or terminate the Plan at any time, and from time to time.

     b. The Board of Directors may, from time to time, amend the Plan without stockholder approval except to the extent that stockholder approval is required in order to comply with any applicable provision of the Code, ERISA or the rules of the New York Stock Exchange or in order for compensation provided hereunder to be treated as qualified performance-based compensation under applicable Treasury Regulations.

                                   SECTION V

                                  ELIGIBILITY

     Awards may be granted under the Plan only to executive officers and senior managers of the Company or any of its subsidiaries as determined in the sole discretion of the Committee. Members of the Committee are not eligible to receive awards.

                                   SECTION VI

                         TERMS AND CONDITIONS OF AWARDS

     a. The LTIP provides opportunities for participants to earn shares of the Company's Common Stock if performance goals and continued employment requirements are met.

     b. The LTIP operates over a five-year performance period. Under the LTIP, each participant receives an award consisting of a contingent allocation of shares which can be earned during the five-year performance period ("Contingent Award"). The size of the participant's total share allocation is established to provide a long-term incentive opportunity which is competitive with the practices of a cross-section of U.S. industrial companies. If the share allocation is not fully earned during the performance period, any remaining opportunity is forfeited.

     c. The share allocation of a Contingent Award is earned in the form of shares of restricted stock in increments for each 20% increase in average stock price (with the average calculated over 20 consecutive trading days) over the base price set by the Committee (the fair market value of the stock at the time the Contingent Award is made or, where the Committee deems appropriate and the Contingent Award is made within 10 business days after a prior award has been fully earned, the stock price at which such prior award has been fully earned); accordingly, the stock price must double during a five-year period for the full Contingent Award to be earned. A Contingent Award will be earned in the following increments:

% INCREASE                                                       CONTINGENT
IN STOCK PRICE                                                  AWARD EARNED
--------------                                                ----------------
20%.........................................................         10%
40%.........................................................         25%
60%.........................................................         45%
80%.........................................................         70%
100%........................................................        100%

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     d. Absent any action by the Committee to the contrary, when an increment of a Contingent Award is earned, it will be awarded in the form of Common Stock ("Earned Shares").

     e. The LTIP requires stock price appreciation to earn awards, and the actual value of the award is determined at the time the award is earned. During the performance period, participants shall neither receive dividends on, nor have voting rights with respect to, their Contingent Award, and in addition, they may not sell, transfer, pledge or otherwise dispose of such Contingent Award. After shares become Earned Shares, participants shall receive dividends on their Earned Shares and have full voting rights with respect to their Earned Shares, but they may not sell, transfer, pledge or otherwise dispose of or encumber such Earned Shares except as provided in Section XII(c).

     f. In order to earn any increment of an award, the participant must continue to be employed by the Company or a participating subsidiary, through the date on which the applicable stock price increase (for the required twenty
(20) day period) is achieved. Upon termination of a participant's employment for any reason, such participant's opportunity to earn any increment of an award, which is unearned as of such date, shall be forfeited.

                                  SECTION VII

                               CASH BONUS AWARDS

     a. When an increment of a Contingent Award is earned, a cash payment designed to satisfy a portion of the federal and state income tax obligations of the participant is then payable by the Company to the participant. Cash bonus awards will be made on or as soon as practicable following the last day of the month that each award is earned. The cash bonus award shall be an amount equal to 40% of the value of the Earned Shares on the date the stock award is earned.

     b. The tax payment is provided to remove the necessity for the executive to sell a significant portion of the stock earned under the LTIP to pay taxes. The value of the tax payments is considered in determining the appropriate size of the participant's share allocations.

                                  SECTION VIII

                 DEATH, DISABILITY OR RETIREMENT OF PARTICIPANT

     a. Upon the death or total disability of a participant, or upon retirement at no earlier than age 65, the restrictions on resales of Earned Shares, described in Section XII, shall lapse and be of no further force or effect.

     b. Any unpaid cash bonus award associated with any Earned Shares, shall be made to the estate of the deceased or the disabled or retired participant.

                                   SECTION IX

                                  ADJUSTMENTS

     The Committee may adjust the number of shares of Common Stock under the Plan at any time to reflect any change in the outstanding shares of Common Stock through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or other like change in capital structure of the Company. With respect to outstanding awards, such adjustment shall be made such that the participant shall be made whole and suffer no dilution as a result of any change.

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                                   SECTION X

                        FEDERAL INCOME TAX CONSEQUENCES

     a. Contingent Award. An individual receiving a Contingent Award under the Plan does not recognize taxable income on the date of grant of the Contingent Award, assuming that no Code Section 83(b) election is made with respect to the Contingent Award. An individual will ordinarily recognize taxable income on the date that an increment of a Contingent Award becomes earned by such individual based on the fair market value of the Common Stock on the date the award is earned, and the Company will be entitled to a tax deduction at the same time and in the same amount. Upon subsequent disposition, any further gain or loss is taxable either as short-term or long-term capital gain or loss, depending upon the length of time that the shares of Common Stock are held.

     b. Dividends on Earned Shares. Any dividends paid on Earned Shares are taxable to the individual recipient, and are deductible by the Company, as ordinary compensation when paid, if no Code Section 83(b) election has been made with respect to such stock.

     c. Cash Bonus Awards. An individual receiving a cash bonus award under the Plan must recognize ordinary income upon receipt of the award. The cash bonus award is deductible by the Company in the year that the income is recognized by the individual.

                                   SECTION XI

                               CHANGE IN CONTROL

     a. In the event of a Change in Control (as defined herein), the Company will require any successor to fulfill the terms and conditions of the Plan in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. However, effective with the Change in Control, the restrictions on resales of Earned Shares, described in
Section XII, shall lapse and be of nor further force or effect.

     b. "Change in Control" shall mean change in the ownership of a corporation, change in the effective control of a corporation or change in ownership of a substantial portion of the corporation's assets, as described in Section 280G of the Code, including the following:

          (1) A change in the ownership of a corporation occurs on the date that any one person, or more than one person acting as a group, acquires ownership of stock of that corporation that, together with stock held by such person or group, possess more than fifty percent (50%) of the total fair market value or total voting power of the stock of such corporation (unless any one person, or more than one person acting as a group, who is considered to own more than fifty percent (50%) of the total fair market value or total voting power of the stock of a corporation, acquires additional stock).

          (2) A change in the effective control of a corporation is presumed (which presumption may be rebutted by the Committee) to occur on the date that either: any one person, or more than one person acting as a group, acquires (or has acquired during the twelve (12)-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the corporation possessing twenty percent (20%) or more of the total voting power of the stock of such corporation; or a majority of members of the corporation's board of directors is replaced during any twenty four (24)-month period by directors whose appointment or election is not endorsed by a majority of the members of the corporation's board of directors prior to the date of the appointment or election of such new directors.

          (3) A change in the ownership of a substantial portion of a corporation's assets occurs on the date that any one person, or more than one person acting as a group, acquires (or has acquired during the twelve
     (12)-month period ending on the date of the most recent acquisition by such person or persons) assets from the corporation that have a total fair market value equal to or more than one-third of the total fair market value of all of the assets of the corporation immediately prior to such acquisition or acquisitions unless the assets are transferred to: a stockholder of the corporation (immediately before the

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     asset transfer) in exchange for or with respect to its stock; an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly by the corporation; a person, or more than one person acting as a group, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all of the outstanding stock of the corporation; or an entity, at least fifty percent (50%) of the total value or voting power is owned, directly or indirectly, by a person, or more than one person acting as a group, that owns directly or indirectly, fifty percent (50%) or more of the total value of voting power of all of the outstanding stock of the corporation.

                                  SECTION XII

                            RESTRICTIONS ON RESALES

     a. An employee shall have no right to sell, assign, transfer, pledge or otherwise dispose of or encumber interest in any right to receive shares of Common Stock granted under the LTIP except by will or the laws of descent and distribution; provided, that, with respect to any Earned Shares, the restrictions set forth in this sentence shall lapse pursuant to the following schedule: one-third of such Earned Shares may be disposed of on or after the third anniversary of the date they were earned; an additional one-third may be disposed of on the fourth anniversary thereof; and as of the fifth anniversary of such earned date, the entire number of Earned Shares may be disposed of by the participant; provided, further, that if the participant's employment is terminated for any reason, other than those specified in Section VIII hereof, the schedule set forth in the preceding portion of this sentence shall be revised such that the transfer restrictions shall lapse in one-third increments on each of the fifth, sixth, and seventh anniversaries, respectively, of the applicable earned date.

     b. Since the participants in the Plan would generally be considered "affiliates" of the Company, as that term is defined in the Rules and Regulations under the Securities Act of 1933 (the "Securities Act"), shares of the Company's Common Stock acquired under awards may be subject to restrictions on resale imposed by the Securities Act. Such shares could be resold under the terms of Rule 144 of the Rules and Regulations, pursuant to another applicable exemption, if any, from the registration requirements of the Securities Act, or pursuant to an effective registration statement, should the Company elect to prepare and file one with the Securities and Exchange Commission. Rule 144 limits the number of shares which may be sold by an affiliate within a three-month period. An "affiliate," of the Company is defined by the Rules and Regulations as a person that "directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with" the Company. Directors, officers, substantial stockholders and others, who by one means or another have the ability to exercise control over the Company, may be deemed to be "affiliates." In connection with the awards, the Company may, in order to ensure that resales are made in compliance with the Securities Act, imprint a legend on certificates representing shares awarded to the effect that the shares may not be resold in the absence of compliance with the applicable restrictions or a determination that no restrictions are applicable.

     c. Notwithstanding anything to the contrary herein, a participant may sell, assign, transfer or otherwise dispose of all or any portion of the participants' interest in any Earned Shares to any of the following: a revocable living trust primarily for the benefit of the participant, an irrevocable trust in which the participant is the settlor, or a partnership in which the participant is a general partner, and in any event in compliance with applicable federal and state securities laws.

                                  SECTION XIII

                                 MISCELLANEOUS

     a. No award payable under the Plan shall be deemed salary or compensation for the purpose of computing benefits under any employee benefit plan unless the Company shall determine otherwise.

     b. The Plan and the grant of awards shall be subject to all applicable federal and state laws, rules and regulations and to such approval by any governmental or regulatory agency as may be required.

     c. The terms of the Plan shall be binding upon the Company and its successors and assigns.
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     d. Captions preceding the sections hereof are inserted solely as a matter of convenience and in no way define or limit the scope or intent of any provision hereof.

     e. Nothing contained in this Plan shall prevent the Company from adopting or continuing in effect other or additional compensation arrangements.

     f. Participation in the Plan shall not give any participant any right to remain in the employ of the Company, or any of its subsidiaries. Further, the adoption of this Plan shall not be deemed to give any employee of the Company or any other individual any right to be selected as a participant or to be granted an award.

                                  SECTION XIV

                                 EFFECTIVE DATE

     a. The Effective Date of this Amended and Restated Plan shall be February 1, 2000, subject to stockholder approval, and shall be applicable only to awards granted after such Effective Date. The provisions of the prior Amended and Restated Plan shall be effective for all prior grants. No awards will be granted under the Plan after the expiration of ten years from the Effective Date.

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